Exhibit 99.1

TransAtlantic Petroleum Announces First Quarter 2016 Financial Results and Provides an Operations Update

Hamilton, Bermuda (May 10, 2016) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE-MKT: TAT) (the “Company” or “TransAtlantic”) today announced financial results for the first quarter ended March 31, 2016 and provided an operations update. Additional information can be found on TransAtlantic’s website at www.TransAtlanticPetroleum.com.

Summary

•	Revenue of $15.6 million.
•	Net loss from continuing operations of $5.6 million.
•	Adjusted EBITDAX from continuing operations of $8.5 million.[1]
•

TransAtlantic’s average daily net sales volumes from continuing operations were approximately 4,787 barrels of oil equivalent per day (“BOEPD”) in the first quarter of 2016, as compared to 5,019 in the fourth quarter of 2015 and 5,589 BOEPD in the first quarter of 2015.

•

TransAtlantic’s 2016 year-to-date daily net wellhead production is approximately 4,825 BOEPD, comprised of 3,900 barrels of oil per day (“BOPD”) and 5.5 million cubic feet of natural gas per day (“MMCFPD”).

•	During the first quarter of 2016, the Company engaged Seaport Global Inc. as an independent advisor to assist with its debt restructuring and refinancing initiatives.
•

In April 2016, the Company entered into a second waiver and consent to credit agreement (the “Second Waiver and Consent”) with BNP Paribas (Suisse) SA (“BNP Paribas”) and the International Finance Corporation (“IFC”).

[1]	Adjusted EBITDAX is a non-GAAP financial measure. See the reconciliation at the end of this press release.

First Quarter 2016 Results of Continuing Operations

	For the Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net Sales:
Oil (MBbls)	356	371	381
Natural gas (MMCF)	478	542	733
Total net sales (MBOE)	436	462	503
Average net sales (BOEPD)	4,787	5,019	5,589
Realized Commodity Prices:
Oil ($/Bbl unhedged)	$31.33	$30.27	$50.75
Oil ($/Bbl hedged)	$34.78	$35.99	$62.27
Natural gas ($/MCF)	$7.05	$7.12	$8.30

Total revenues were $15.6 million for the three months ended March 31, 2016, compared to $15.9 million for the three months ended December 31, 2015 and $25.8 million for the three months ended March 31, 2015. For the three months ended March 31, 2016, TransAtlantic had a net loss from continuing operations of $5.6 million, or $0.14 per share (basic and diluted), compared to a net loss from continuing operations of $32.6 million, or $0.80 per share (basic and diluted), for the three months ended December 31, 2015 and a net loss from continuing operations of $4.0 million, or $0.10 per share (basic and diluted), for the three months ended March 31, 2015. The net loss for the first quarter of 2016 included $1.3 million of exploration, abandonment and impairment charges. Capital expenditures totaled $2.3 million for the three months ended March 31, 2016, compared to $3.9 million for the three months ended December 31, 2015 and $6.3 million for the three months ended March 31, 2015.

Adjusted EBITDAX from continuing operations for the three months ended March 31, 2016 was $8.5 million, compared to $9.5 million for the three months ended December 31, 2015 and $20.0 million for the three months ended March 31, 2015.

Capitalization and Liquidity

During the first quarter of 2016, the Company engaged Seaport Global Inc. as an independent advisor to assist with its debt restructuring and refinancing initiatives.

On April 19, 2016, the Company entered into a Second Waiver and Consent with BNP Paribas and IFC (collectively, the “Lenders”), which granted the Company a conditional waiver of defaults under its senior secured credit facility (the “Senior Credit Facility”), including a current ratio financial covenant non-compliance at December 31, 2015 and March 31, 2016.  The Second Waiver and Consent also permitted the borrowers to make certain limited transfers and withdrawals from the collection accounts pledged to the Lenders under the Senior Credit Facility.  The Second Waiver and Consent includes certain conditions, including that no borrowing base deficiency exist as of September 30, 2016. We currently have an outstanding balance of approximately $25.8 million under the Senior Credit Facility.

Operational Update

During the first quarter of 2016, TransAtlantic completed the Bahar-7 and Bahar- 9 wells in the Bedinan formation. The initial production rate on the Bahar-7 well was approximately 570 Bbl/d of oil and 300 Mmcf/d of natural gas.  The Bahar-9 well tested both oil and water and was temporarily plugged back.  In February 2016, the Company completed the Hazro formation in the Bahar-9 well, which had an initial production rate of approximately 100 Bbl/d of oil. The Company also installed an electric submersible pump in the Bahar-3 well, which successfully increased production by 110%, with an initial production rate of 740 Bbl/d of oil.  The Company is in the process of installing a flare gas fueled electrification of the Bahar field, as well as a submersible pump installation and production facility expansion of all wells in the field, with completion estimated this summer.

During the first quarter of 2016, TransAtlantic tested the Hazro formation in the Pinar-1 well. The Company encountered water and is currently waiting to sidetrack the Pinar-1 well back down to the Bedinan where mud log shows and electric log analysis indicates productive zones. In April 2016, the Company completed the Catak-1 well as a small producer from unfracced perforations in the Bedinan formation.

The Company began facility and pipeline optimizations in the Selmo field and, once complete, plans to workover additional wells in the field.

TransAtlantic’s 2016 year-to-date daily net wellhead production has been approximately 4,825 BOEPD, comprised of 3,900 barrels of oil per day BOPD and 5.5 MMCFPD.

During the second quarter, the Company expects to spud the Guney Reisdere-1 obligation well (50% working interest) in the Thrace Basin. Further 2016 capital investment timing will be dependent upon cash flows and the completion of our debt restructuring and refinancing initiatives.

Conference Call

The Company has scheduled a conference call for Wednesday, May 11, 2016 at 7:30 a.m. Central (8:30 a.m. Eastern) to discuss first quarter 2016 financial results.

Investors who would like to participate in the conference call should dial (877) 878-2762 or (678) 809-1005 approximately 10 minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 5866589. A replay will be available through May 12, 2016 and may be accessed by dialing (855) 859-2056 or (404) 537-3406. The conference ID is 5866589.

An enhanced webcast of the conference call and replay will be available through the Company’s website at www.transatlanticpetroleum.com. To access the live webcast and replay, click on “Investors,” select “Events & Presentations,” and click on “Listen to webcast” under the event listing. The webcast requires iOS, Microsoft Windows Media Player or RealOne Player.

Quarterly Report on Form 10-Q

On May 10, 2016, TransAtlantic filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive (Loss) Income (Unaudited)

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended
	Mar 31, 2016	Dec 31, 2015	Mar 31, 2015
Revenues:
Total revenues	$15,566	$15,917	$25,757
Costs and expenses:
Production	2,886	2,814	3,621
Exploration, abandonment and impairment	1,305	13,342	347
Cost of purchased natural gas	896	679	266
Seismic and other exploration	66	42	58
General and administrative	4,843	5,474	7,123
Depreciation, depletion and amortization	7,966	9,524	11,054
Accretion of asset retirement obligations	92	91	96
Total costs and expenses	18,054	31,966	22,565
Operating (loss) income	(2,488)	(16,049)	3,192
Other income (expense):
Interest and other expense	(2,656)	(3,467)	(3,108)
Interest and other income	212	172	163
Gain on commodity derivative contracts	771	2,027	3,812
Foreign exchange gain (loss)	342	1,214	(6,451)
Total other expense	(1,331)	(54)	(5,584)
Loss from continuing operations before income taxes	(3,819)	(16,103)	(2,392)
Income tax expense	(1,747)	(16,483)	(1,631)
Net loss from continuing operations	(5,566)	(32,586)	(4,023)
Loss from discontinued operations	(938)	(76,415)	(1,580)
Gain on disposal of discontinued operations	749	–	–
Income tax benefit	204	9,305	109
Net loss from discontinued operations	15	(67,110)	(1,471)
Net loss	(5,551)	(99,696)	(5,494)
Other comprehensive income (loss):
Foreign currency translation adjustment	2,974	7,999	(23,619)
Comprehensive loss	$(2,577)	$(91,697)	$(29,113)

Net (loss) income per common share
Basic net loss per common share
Continuing operations	$(0.14)	$(0.80)	$(0.10)
Discontinued operations	$0.00	$(1.65)	$(0.04)
Weighted average common shares outstanding	40,738	40,681	40,767
Diluted net loss per common share
Continuing operations	$(0.14)	$(0.80)	$(0.10)
Discontinued operations	$0.00	$(1.65)	$(0.04)
Weighted average common and common equivalent shares outstanding	40,738	40,681	40,767

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended March,
	2016	2015
Net cash provided by operating activities from continuing operations	$6,509	$20,699
Net cash used in investing activities from continuing operations(1)	(8,963)	(9,703)
Net cash (used in) provided by financing activities from continuing operations	(2,609)	3,072
Net cash used in discontinued operations	(84)	(19,711)
Effect of exchange rate changes on cash	6	(1,338)
Net decrease in cash and cash equivalents	$(5,141)	$(6,981)
(1)	Includes changes in our restricted cash balance.

    TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars, except share data)

	March 31,	December 31,
	2016	2015
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$2,339	$7,480
Restricted cash	10,742	3,758
Accounts receivable, net
Oil and natural gas sales	15,508	14,169
Joint interest and other	6,047	5,885
Related party	485	414
Prepaid and other current assets	2,624	2,807
Derivative asset	2,644	3,235
Assets held for sale	1,578	51,511
Total current assets	41,967	89,259
Property and equipment:
Oil and natural gas properties (successful efforts methods)
Proved	279,287	271,080
Unproved	31,894	31,135
Equipment and other property	36,930	36,708
	348,111	338,923
Less accumulated depreciation, depletion and amortization	(160,294)	(148,218)
Property and equipment, net	187,817	190,705
Other long-term assets:
Other assets	3,231	3,025
Note receivable - related party	7,964	11,500
Derivative asset	3,504	3,370
Total other assets	14,699	17,895
Total assets	$244,483	$297,859

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,723	$12,675
Accounts payable - related party	2,072	2,684
Accrued liabilities	13,999	10,583
Loans payable	34,341	36,676
Loans payable - related party	3,593	3,593
Liabilities held for sale - related party	–	3,540
Liabilities held for sale	16,004	65,649
Total current liabilities	82,732	135,400
Long-term liabilities:
Asset retirement obligations	9,590	9,237
Accrued liabilities	12,740	11,940
Deferred income taxes	27,919	27,360
Loans payable	34,350	34,400
Loans payable - related party	20,650	20,600
Total long-term liabilities	105,249	103,537
Total liabilities	187,981	238,937
Commitments and contingencies
Shareholders' equity:
Common shares, $0.10 par value, 100,000,000 shares authorized; 41,108,614 shares and 41,017,777 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	4,111	4,102
Treasury stock	(970)	(970)
Additional paid-in-capital	569,513	569,365
Accumulated other comprehensive loss	(118,616)	(121,590)
Accumulated deficit	(397,536)	(391,985)
Total shareholders' equity	56,502	58,922
Total liabilities and shareholders' equity	$244,483	$297,859

Reconciliation of Consolidated Net (Loss) Income to Consolidated Adjusted EBITDAX (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended
	Mar. 31, 2016	Dec. 31, 2015	Mar. 31, 2015
Net loss from continuing operations	$(5,566)	$(32,586)	$(4,023)
Adjustments:
Interest and other, net	2,444	3,295	2,945
Current and deferred income tax expense	1,747	16,483	1,631
Exploration, abandonment, and impairment	1,305	13,342	347
Seismic and other exploration expense	66	40	58
Foreign exchange (gain) loss	(342)	(1,214)	6,451
Share-based compensation expense	178	354	267
Gain on commodity derivative contracts	(771)	(2,027)	(3,812)
Cash settlements on commodity derivative contracts	1,228	29,516	4,384
Accretion of asset retirement obligation	92	91	96
Depreciation, depletion, and amortization	7,966	9,524	11,054
Bad debt expense	-	102	-
Net other items	125	(27,458)	639
Adjusted EBITDAX from continuing operations	$8,472	$9,462	$20,037

Adjusted EBITDAX is a non-GAAP financial measure that represents net income (loss) from continuing operations plus interest and other, net, current and deferred income tax expense, exploration, abandonment and impairment, seismic and other exploration expense, foreign exchange (gain) loss, share-based compensation expense, gain on commodity derivative contracts, cash settlements on commodity derivative contacts, accretion of asset retirement obligation, depreciation, depletion and amortization, bad debt expense and net other items.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion and amortization and impairment of oil and natural gas properties and exploration expenses, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance. Adjusted EBITDAX is also widely used by investors.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income or income from operations prepared in accordance with GAAP. Net income or income from operations may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX. The Company has disclosed Adjusted EBITDAX to permit a comparative analysis of its operating performance relative to other companies.

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning debt restructuring, refinancing initiatives, drilling, completion and cost of wells, the production and sale of oil and natural gas, planned operations, the holding of an earnings conference call, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, the Company’s ability to continue as a going concern; access to sufficient capital; ability to refinance, repay or restructure its debt; ability to sell assets; success of cost reduction efforts; market prices for natural gas; natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in our filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet (“MCF”) of natural gas to one bbl of oil. A BOE conversion ratio of six MCF to one bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contacts:

Wil Saqueton

VP & CFO

(214) 265-4743

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com